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                                                                EXHIBIT h(9)(b)

                                AMENDMENT NO. 1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated February 28, 1997, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Funds Group, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                "AIM FUNDS GROUP
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT


AIM Balanced Fund
AIM Global Utilities Fund
AIM Select Growth Fund
AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Value Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:  May 1, 1998


                                       A I M ADVISORS, INC.


Attest: /s/ SAMUEL D. SIRKO            By: /s/ ROBERT H. GRAHAM
       ----------------------------       ---------------------------------
           Assistant Secretary                President


(SEAL)

                                       AIM FUNDS GROUP



Attest: /s/ SAMUEL D. SIRKO            By: /s/ ROBERT H. GRAHAM
       ----------------------------       ---------------------------------
           Assistant Secretary                President


(SEAL)